                                                              Exhibit 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                WITH RESPECT TO

                          TUESDAY MORNING CORPORATION

             13 1/4% SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2009

  This form must be used by a holder of 13 1/4% Senior Exchangeable Preferred Stock due 2009 (the "Old Senior Exchangeable Preferred Stock") of Tuesday Morning Corporation (the "Company"), who wishes to tender Old Senior Exchangeable Preferred Stock to the Exchange Agent pursuant to the guaranteed delivery procedures described in the "The Preferred Stock Exchange Offer-- Guaranteed Delivery Procedures" of the Prospectus, dated April 8, 1998 (the "Prospectus"), and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Old Senior Exchangeable Preferred Stock pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Preferred Stock Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

     THE PREFERRED STOCK EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK
    CITY TIME, ON            1998, UNLESS EXTENDED (THE "EXPIRATION DATE").


                  TO: UNITED STATES TRUST COMPANY OF NEW YORK
                            (THE "EXCHANGE AGENT")

                       By Registered or Certified Mail:

                    United States Trust Company of New York
                          P.O. Box 844 Cooper Station
                         New York, New York 10276-0844
                     Attention: Corporate Trust Operations

 By Overnight Courier and By Hand after 4:30 p.m. on the Expiration Date only:

                    United States Trust Company of New York
                           770 Broadway--13th Floor
                           New York, New York 10003
                       Attn: Corporate Trust Operations

                           By Hand before 4:30 p.m.:
                    United States Trust Company of New York
                                 111 Broadway
                           New York, New York 10006
                   Attn: Lower Level Corporate Trust Window

                         By Facsimile: (212) 780-0592
                       Attn: Corporate Trust Operations
                     Confirm by telephone: (800) 548-6565

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

  The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the liquidation preference of Old Senior Exchangeable Preferred Stock set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

  The undersigned hereby tenders the Old Senior Exchangeable Preferred Stock listed below:

  CERTIFICATE
  NUMBER(S)
  (IF KNOWN)
  OF OLD
  SENIOR
  EXCHANGEABLE
  PREFERRED
  STOCK OR
  ACCOUNT
  NUMBER AT       AGGREGATE
  THE            LIQUIDATION      AGGREGATE
  BOOK-ENTRY     PREFERENCE      LIQUIDATION
  FACILITY       REPRESENTED PREFERENCE TENDERED
------------------------------------------------
------------------------------------------------
------------------------------------------------


                           PLEASE SIGN AND COMPLETE
-------------------------------------------------------------------------------
 Signatures of Registered Holder(s)
 or
 Authorized Signatory: ______________
 ------------------------------------  Date: _________, 1998
                                       Address: _____________________________
 ------------------------------------  --------------------------------------
 Name of Registered Holder(s): ______  Area Code and Telephone No.: _________
 ------------------------------------
 ------------------------------------



   This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Old Senior Exchangeable Preferred Stock or on a security position listing as the owner of Old Senior Exchangeable Preferred Stock, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                     Please print name(s) and address(es)
 Name(s): ___________________________________________________________________
 ----------------------------------------------------------------------------
 Capacity: __________________________________________________________________
 Address(es): _______________________________________________________________
 ----------------------------------------------------------------------------
 ----------------------------------------------------------------------------


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


                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Old Senior Exchangeable Preferred Stock tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Senior Exchangeable Preferred Stock into the Exchange Agent's account at Book-Entry Transfer Facility described in the Prospectus under the caption "The Preferred Stock Exchange Offer--Guaranteed Delivery Procedures" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, on the fifth New York Stock Exchange trading day following the Expiration Date.
 Name of Firm: ______________________   ------------------------------------
 Address: ___________________________          (Authorized Signature)
 ------------------------------------   Name: ______________________________
 Area Code and Telephone No.: _______   Title: _____________________________

                                        Date: _________, 1998
--------------------------------------------------------------------------------

 DO NOT SEND SENIOR PREFERRED STOCK WITH THIS FORM. ACTUAL SURRENDER OF SENIOR PREFERRED STOCK MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.


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

                INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

  1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

  2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Senior Exchangeable Preferred Stock referred to herein, the signature must correspond with the name(s) written on the face of the Old Senior Exchangeable Preferred Stock without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Old Senior Exchangeable Preferred Stock, the signature must correspond with the name shown on the security position listing as the owner of the Old Senior Exchangeable Preferred Stock.

  If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Senior Exchangeable Preferred Stock listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Old Senior Exchangeable Preferred Stock or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

  If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

  3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Preferred Stock Exchange Offer.

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